                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549
                                                ------------------

                                                     FORM 8-K

                                                  CURRENT REPORT
                                          PURSUANT TO SECTION 13 OR 15(d)
                                      OF THE SECURITIES EXCHANGE ACT OF 1934
                                                 -----------------

Date of Report:  September 26, 2001

                                       AMERICAN SAFETY INSURANCE GROUP, LTD.
                              (Exact name of Registrant as specified in its charter)

                  Bermuda                                1-14795                          Not applicable
          (State of incorporation                   (Commission File                     (I.R.S. Employer
              or organization)                           Number)                        Identification No.)

              44 Church Street                                                            (441) 296-8560
              P.O. Box HM 2064                                                        (Registrant's telephone
          Hamilton, HM HX Bermuda                                                             number)
  (Address of principal executive offices)

Item 5.         Other Events.

        In view of the September 11th terrorist attacks in the United States, American Safety has reviewed both its asset and liability exposures, including the insurance coverages provided by its insurance companies to customers, the assets in its investment portfolio and the obligations and financial condition of reinsurers who reinsure the business of American Safety’s insurance companies. Based on a preliminary analysis of its exposure, American Safety believes that the financial effect of claims, on a gross basis and net of reinsurance, and other related losses on the Company should be minimal, and should not have an impact on the financial strength of the Company or its operations. Although certain of the Company's reinsurers have announced that they will incur liability as a result of the terrorist attacks, no material adverse impact on the Company's ability to collect reinsurance recoverables from its reinsurers on various lines of insurance business is anticipated at this time.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 26, 2001.

                                           American Safety Insurance Group, Ltd.

                                           By:_________________________________
                                              Lloyd A. Fox, President